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                                                                    EXHIBIT 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement of First Liberty Financial Corp. (the "Company") on Form S-4 (File No. 333-50727) of our letter, dated April 20, 1998, containing our opinion regarding certain tax matters. We also consent to the incorporation by reference of our report, which includes an explanatory paragraph regarding a change in accounting for impaired loans and mortgage servicing rights in 1996, dated November 6, 1997, on our audits of the consolidated financial statements of the Company as of September 30, 1997 and 1996, and for the years ended September 30, 1997, 1996, and 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the reference to our firm under the captions "Certain Federal Income Tax Consequences" and "Experts."






                                                    /s/ Coopers & Lybrand L.L.P.

                                                        Coopers & Lybrand L.L.P.


Atlanta, Georgia

May 6, 1998